Calculation of Filing Fee Tables
S-3
Kimbell Royalty Partners, LP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Limited Partnership Interests	Common Units representing limited partner interests	457(r)				0.0001531
Fees to be Paid	2	Limited Partnership Interests	Preferred Units representing limited partner interests	457(r)				0.0001531
Fees to be Paid	3	Limited Partnership Interests	Partnership Securities representing limited partner interests	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Rights	457(r)				0.0001531
Fees to be Paid	6	Limited Partnership Interests	Common Units representing limited partner interests	457(a)	11,500,000	$ 16.22	$ 186,530,000.00	0.0001531	$ 28,557.74
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 186,530,000.00		$ 28,557.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 28,557.74
Offering Note
[1]	Disclose specific details relating to the fee calculation as necessary to clarify the information presented for a particular offering line in Table 1, including references to the provisions of Rule 457 under the Securities Act [17 CFR 230.457] and any other rule being relied upon. If a registrant elects to pay all or any portion of the registration fees on a deferred basis, the registrant must state that it elects to rely on Securities Act Rules 456(b) and 457(r).

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	All of the common units representing limited partner interests in the registrant ("common units") are for the accounts of the selling unitholders named in the prospectus contained in the registration statement to which this exhibit is attached (the "2025 Registration Statement"). In addition, pursuant to Rule 416(a) under the Securities Act, the common units being registered for the selling unitholders include such indeterminate number of common units as may be issuable as a result of unit splits, unit dividends or similar transactions.